UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

BRAINSTORM CELL THERAPEUTICS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BRAINSTORM CELL THERAPEUTICS INC.
3 UNIVERSITY PLAZA DRIVE, SUITE 320
HACKENSACK, NJ 07601
(201) 488-0460

September 14, 2017

Dear Stockholder:

Brainstorm Cell Therapeutics Inc. will hold its 2017 Annual Meeting of Stockholders on November 9, 2017 beginning at 10:00 a.m., Eastern time, at the offices of the Company, 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601. We look forward to your attending either in person or by proxy. The enclosed notice of meeting, the proxy statement, and the proxy card from the Board of Directors describe the matters to be acted upon at the meeting.

Your vote is important. Whether or not you expect to attend the meeting, your shares should be represented. Therefore, we urge you to complete, sign, date and promptly return the enclosed proxy card.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our company.

Sincerely yours,

/s/ Chaim Lebovits
Chaim Lebovits
President and Chief Executive Officer

BRAINSTORM CELL THERAPEUTICS INC.
3 UNIVERSITY PLAZA DRIVE, SUITE 320
HACKENSACK, NJ 07601
(201) 488-0460

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
NOVEMBER 9, 2017

To the Stockholders of Brainstorm Cell Therapeutics Inc.:

Notice is hereby given that the 2017 Annual Meeting of Stockholders (the “Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) will be held on November 9, 2017 at 10:00 a.m., Eastern time, at the offices of the Company, 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601, for the following purposes:

1.	To elect each of Dr. Irit Arbel, Dr. June S. Almenoff, Arturo O. Araya, Chen Schor, Dr. Robert Shorr, Malcolm Taub and Uri Yablonka as members of the board of directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited, as the Company’s independent registered public accounting firm for the current fiscal year; and

3.	To transact such other business that may properly come before the Meeting and any adjournments or postponements of the Meeting.

The Board of Directors has fixed the close of business on September 11, 2017 as the record date for the Meeting. All stockholders of record on that date are entitled to notice of, and to vote at, the Meeting.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED (OR FOLLOW ONLINE VOTING INSTRUCTIONS, WHERE APPLICABLE) WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Thomas B. Rosedale
Thomas B. Rosedale, Secretary
Boston, Massachusetts
September 14, 2017

BRAINSTORM CELL THERAPEUTICS INC.

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on November 9, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Brainstorm Cell Therapeutics Inc. (the “Company”, “Brainstorm” or “we”) for use at the 2017 Annual Meeting of Stockholders (the “Meeting”) to be held on November 9, 2017, at the time and place set forth in the accompanying notice of the Meeting (the “Notice of Meeting”), and at any adjournments or postponements thereof. The approximate date on which the Notice of Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2016 (the “2016 Annual Report”) are first being sent to stockholders is on or about September 14, 2017.

The Company’s principal executive offices are located at 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601, telephone number (201) 488-0460.

Important Notice Regarding Availability of Proxy Materials for the Meeting to Be Held on November 9, 2017: Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement, the Notice of Meeting and the 2016 Annual Report are available at https://materials.proxyvote.com/10501E.

Record Date, Outstanding Shares and Voting Rights

Only stockholders of record at the close of business on September 11, 2017 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the close of business on that date, there were 18,842,726 shares of the Company’s common stock, $0.00005 par value per share (the “Common Stock”), outstanding and entitled to vote. Each outstanding share of the Company’s Common Stock entitles the record holder to cast one (1) vote for each matter to be voted upon.

The holders of a majority of all shares of the Common Stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Votes withheld, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors (Proposal No. 1). The affirmative vote of the holders of a majority of the votes cast in person or by proxy of the shares entitled to vote is required to ratify the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited (“Deloitte”) as the Company’s independent registered public accounting firm for the current fiscal year (Proposal No. 2).

Shares which abstain from voting on a particular matter and broker non-votes will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on the matter. Similarly, abstentions and broker non-votes will have no effect on the voting to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the current fiscal year, which requires the affirmative vote of a majority of the votes cast or shares voting on the matter.

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Voting Instructions

Included with this Proxy Statement is a proxy card from your bank, broker or other nominee for the Meeting, with instructions for voting.

Those stockholders who elect to vote by mail, should complete, sign and return the proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and the shares will be voted at the Meeting in the manner directed. If you complete, sign and return your proxy card, it will be voted as you direct. In the event no choice is specified on a signed proxy card, the persons named as proxies will vote:

•	FOR the election of each of Dr. Irit Arbel, Dr. June S. Almenoff, Arturo O. Araya, Chen Schor, Dr. Robert Shorr, Malcolm Taub and Uri Yablonka as members of the board of directors;

•	FOR the ratification of the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited, as the Company’s independent registered public accounting firm for the current fiscal year; and

•	In their discretion, as to any other matter that may be properly brought before the Meeting or any adjournments or postponements thereof.

If the shares you own are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of “non-discretionary” items, the shares that do not receive voting instructions will be treated as “broker non-votes”, the effect of which is discussed in the section entitled “Record Date, Outstanding Shares and Voting Rights” above.

Discretionary Items	Non-Discretionary Items
Proposal No. 2 — Ratification of Deloitte as the Company’s independent registered public accounting firm.	Proposal No. 1 — Election of Directors.

If you are a stockholder of record as of the Record Date and attend the Meeting, you may personally deliver your completed proxy card or vote in person at the Meeting.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Company’s Secretary at the Company’s offices, 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Meeting and voting in person. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder’s instructions indicated on the proxy card.

Expenses and Solicitation

The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee, and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers, directors and employees of the Company may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. Such officers, directors and employees will receive no compensation in connection with any such solicitations, other than compensation paid pursuant to their duties described elsewhere in this Proxy Statement.

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Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of meetings. This means that only one copy of our Proxy Statement, 2016 Annual Report or Notice of Meeting may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any document to you if you write, email or call our Chief Executive Officer at 3 University Plaza Drive, Suite 320, Hackensack NJ 07601, email: info@brainstorm-cell.com, or telephone: (201) 488-0460. If you want to receive separate copies of the Proxy Statement, 2016 Annual Report or Notice of Meeting in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address, email or telephone number.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of September 11, 2017 with respect to the beneficial ownership of our Common Stock by the following: (i) each of our current directors; (ii) the Named Executive Officers; (iii) all of the current executive officers and directors as a group; and (iv) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of our Common Stock.

For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of our Common Stock issuable under options that are exercisable on or within 60 days after September 11, 2017 (“Presently Exercisable Options”) or under warrants that are exercisable on or within 60 days after September 11, 2017 (“Presently Exercisable Warrants”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the Common Stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the Common Stock beneficially owned by any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o Brainstorm Cell Therapeutics Inc., 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601.

The percentage of the Common Stock beneficially owned by each person or entity named in the following table is based on 18,842,726 shares of Common Stock outstanding as of September 11, 2017 plus any shares issuable upon exercise of Presently Exercisable Options and Presently Exercisable Warrants held by such person or entity.

	Shares Beneficially Owned
	Number of		Percentage of
Name of Beneficial Owner	Shares		Class
Directors and Named Executive Officers
Chaim Lebovits	4,531,650	(1)	21.3%
Tony Fiorino	6,827		*
Ralph Kern	83,732	(2)	*
Yoram Bibring	50,000		*
Alla Patlis	4,000		*
Uri Yablonka	80,875	(3)	*
Irit Arbel	327,053	(4)	1.7%
June S. Almenoff,	0		*
Arturo O. Araya	3,012	(5)	*
Mordechai Friedman	75,109	(6)	*
Alon Pinkas	75,331	(6)	*
Chen Schor	121,558		*
Robert Shorr	37,065		*
Malcolm Taub	17,332		*
All current directors and officers as a group (12 persons)	5,357,717	(7)	24.7%
5% Shareholders
ACCBT Corp.	4,089,266	(8)	19.7%
Morgan & Morgan Building
Pasea Estate, Road Town
Tortola
British Virgin Islands

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*	Less than 1%.

(1)	Consists of (i) 1,933,794 shares of Common Stock owned by ACCBT Corp., (ii) 2,016,666 shares of Common Stock issuable to ACCBT Corp. upon the exercise of Presently Exercisable Warrants, (iii) 138,806 shares of Common Stock owned by ACC International Holdings Ltd. (iv) 411,199 shares of Common Stock issuable upon the exercise of Presently Exercisable Options and (v) 31,185 shares of restricted Common Stock. Chaim Lebovits, our Chief Executive Officer, may be deemed the beneficial owner of these shares.

(2)	Consists of 47,847 shares of Common Stock issuable upon the exercise of Presently Exercisable Options and 35,885 shares of restricted Common Stock by Dr. Kern.

(3)	Includes 73,332 shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

(4)	Includes 171,220 shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Dr. Arbel’s address is 6 Hadishon Street, Jerusalem, Israel.

(5)	Includes 1,506 shares of restricted Common Stock that will vest in equal monthly installments from September 26, 2017 until fully vested February 26, 2018.

(6)	Consists of shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

(7)	Includes (i) 1,933,794 shares of Common Stock owned by ACCBT Corp. (Chaim Lebovits, our Chief Executive Officer, may be deemed to be the beneficial owner of these shares), (ii) 2,016,666 shares of Common Stock issuable to ACCBT Corp. upon the exercise of Presently Exercisable Warrants (Chaim Lebovits, our Chief Executive Officer, may be deemed to be the beneficial owner of these shares), (iii) 138,806 shares of Common Stock owned by ACC International Holdings Ltd. (Chaim Lebovits, our Chief Executive Officer, may be deemed to be the beneficial owner of these shares) and (iv) 859,038 shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

(8)	Consists of (i) 1,933,794 shares of Common Stock owned by ACCBT Corp., (ii) 2,016,666 shares of Common Stock issuable to ACCBT Corp. upon the exercise of Presently Exercisable Warrants and (iii) 138,806 shares of Common Stock owned by ACC International Holdings Ltd.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board recommends that the seven nominees named below be elected to serve on the Board, each of whom is presently serving as a member of the Board. The affirmative vote of the holders of a plurality of the votes cast in person or by proxy at an annual meeting of stockholders by the shares entitled to vote is required for the election by stockholders of directors to the Board. Shares of Common Stock represented by all proxies received and not marked so as to withhold authority to vote for any individual nominee or for all nominees will be voted for the election of the seven nominees named below. Each nominee has consented to being named in this Proxy Statement and has indicated his or her willingness to serve if elected. If for any reason any nominee should become unable or unwilling to serve, the persons named as proxies may vote the proxy for the election of a substitute nominee selected by the Board. The Board has no reason to believe that any nominee will be unable to serve. Stockholders may vote for no more than seven nominees for director.

The Board currently has the following nine members: Dr. Irit Arbel, June S. Almenoff, Arturo O. Araya, Mordechai Friedman, Alon Pinkas, Chen Schor, Dr. Robert Shorr, Malcolm Taub and Uri Yablonka. By resolution of the Board in accordance with the Company’s Bylaws, the size of the Board is being reduced to seven members effective as of the 2017 Annual Meeting.

Biographical and certain other information concerning the Company’s directors and the nominees for election to the Board is set forth below.

Nominees for Election to the Board of Directors

Name	Age	Position
Dr. Irit Arbel	57	Chairperson and Director
Dr. June S. Almenoff	60	Director
Arturo O. Araya	47	Director
Chen Schor	45	Director
Dr. Robert Shorr	64	Director
Malcolm Taub	71	Director
Uri Yablonka	40	Director

Current Members of the Board of Directors Not Seeking Re-Election

Name	Age	Position
Mordechai Friedman	64	Director
Alon Pinkas	56	Director

Additional Information Regarding Members of the Board of Directors

Nominees:

Dr. Irit Arbel, one of the Company's co-founders, joined the Company in May 2004 as a director and served as President of the Company for six months. Currently, Dr. Arbel is the Chairperson of the Board and the Chair of the Governance, Nominating and Compensation Committee. Dr. Arbel serves as Executive Vice President, Research and Development at Savicell Diagnostic Ltd. since July 2012. Savicell Diagnostic Ltd. is a biotechnology company and is a wholly-owned subsidiary of Online Disruptive Technologies, Inc. From 2009 through 2011, Dr. Arbel served as Chairperson of Real Aesthetics Ltd., a company specializing in cellulite ultrasound treatment, and BRH Medical, developer of medical devices for wound healing. She was also Director of M&A at RFB Investment House, a private investment firm focusing on early stage technology related companies. Previously, Dr. Arbel was President and Chief Executive Officer of Pluristem Life Systems, a biotechnology company, and prior to that, Israeli Sales Manager of Merck, Sharp & Dohme, a pharmaceutical company. Dr. Arbel earned her Post Doctorate degree in 1997 in Neurobiology, after performing research in the area of Multiple Sclerosis. Dr. Arbel also holds a Chemical Engineering degree from the Technion, Israel's Institute of Technology. We believe that Dr. Arbel possesses specific attributes that qualify her to serve on our Board including Dr. Arbel’s extensive experience in the biotechnology field and significant leadership skills as a chief executive officer. Dr. Arbel previously served as our President, which service has given her a deep knowledge of the Company and its business and directly relevant management experience.

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Dr. June S. Almenoff joined the Company on February 26, 2017 as a director.  Dr. Almenoff is an accomplished executive with 20 years of experience in the pharmaceutical industry. She recently served as President and CMO of Furiex Pharmaceuticals (from 2010 to 2014). During her 4-year tenure, the company’s valuation increased approximately ten-fold, culminating in its acquisition by Actavis plc for approximately $1.2 billion in 2014. Furiex’s lead product, eluxadoline (Viberzi TM), a novel gastrointestinal drug, has recently been approved in both the US and EU. Prior to joining Furiex, Dr. Almenoff was at GlaxoSmithKline (GSK) from 1997-2010, where she held various positions of increasing responsibility. During her time at GSK, she was a Vice President in the Clinical Safety organization, chaired a PhRMA-FDA working group and worked in the area of scientific licensing. Dr. Almenoff also led the development of pioneering systems for minimizing risk in drug development which have been widely adapted by industry and regulators. Dr. Almenoff is currently an independent biopharma consultant and Board Director. Her areas of expertise include translational medicine, clinical development and commercial strategy. She is Executive Chair of RDD Pharma, a private, clinical-stage biopharma company (since 2015) and an Independent Director of Tigenix NV (Nasdaq: TIG) since 2016, and Ohr Pharmaceuticals (Nasdaq: OHRP) since 2013. She serves on the Scientific Advisory Board of Redhill Biopharma (Nasdaq: RDHL). She is on the advisory boards of several private life-sciences companies and the investment advisory board of the Harrington Discovery Institute. Dr. Almenoff received her B.A. cum laude from Smith College and graduated with AOA honors from the M.D.-Ph.D. program at the Icahn (Mt. Sinai) School of Medicine. She completed post-graduate medical training at Stanford University Medical Center (Internal Medicine, Infectious Diseases) and served on the faculty of Duke University School of Medicine. She is a Consulting Professor at Duke and a Fellow of the American College of Physicians. We believe that Dr. Almenoff possesses specific attributes that qualify her to serve on our Board including her valuable leadership skills and her deep knowledge of pharmaceutical product development.

Arturo O. Araya joined the Company on February 26, 2017 as a director. From 2002 to 2016, Mr. Araya worked for Novartis Pharmaceutical Corporation, where he served as the Vice President and Head of Global Commercial for Novartis’ Cell and Gene Therapies Unit (June 2014 to July 2016), where he led a cross-functional team to globally commercialize a portfolio of cell and gene therapies. In his prior role as Novartis’ Global Brand Leader for CTL019 (September 2012-May 2014), a CAR-T therapy, he was responsible for developing early launch plans, including worldwide and multiple indication forecasts and resource modeling. He has lead the Oncology Unit for Novartis in seven countries (March 2002-August 2012).  Prior to his tenure at Novartis, Mr. Araya was with Bristol-Myers Squibb Company (1999-2002), most recently as Associate Director of Marketing Intelligence, Business Development & Licensing.  He earned an M.B.A. from the University of Michigan, and an M.A. and B.S. in Engineering from the University of Connecticut. We believe that Mr. Araya possesses specific attributes that qualify him to serve on our Board including his extensive experience in biotechnology and valuable leadership skills.

Chen Schor joined the Company as a director on August 22, 2011. Mr. Schor is a global industry leader with vast experience in biotechnology, medical devices, business development and private equity. Mr. Schor led multiple licensing and M&A transactions valued at over $8 billion with companies such as GlaxoSmithKline, Amgen, Pfizer, Bayer, Merck-Serono and OncoGeneX Pharmaceuticals, and raised significant funds from reputable investors. Mr. Schor has a broad range of experience in multiple therapeutic areas including Neurology, Respiratory, Oncology, Auto-Immune, Genetic Diseases, and Women’s Health. In addition to leading the global business development at Teva Pharmaceuticals, Mr. Schor played a key role in building early stage companies to regulatory approvals, IPOs and M&As. In July 2016, Mr. Schor joined resTORbio, Inc and is currently serving as Co-Founder, President, and CEO. From December 2014 to July 2016, Mr. Schor was an officer with Synta Pharmaceuticals Corp., a NASDAQ listed biopharmaceutical company. From October 2012 to December 2014, Mr. Schor served as President and CEO of Novalere, Inc. From March 2009 until September 2011, Mr. Schor served as Vice President of Business Development, global branded products at Teva Pharmaceuticals. Prior to joining Teva, Mr. Schor was Chief Business Officer at Epix Pharmaceuticals, Inc. (formerly known as Predix Pharmaceuticals, Inc.) from December 2003 until March 2009, leading the formation of more than $1.5 billion in collaborations with GlaxoSmithKline, Amgen and additional pharmaceutical companies. Prior to joining Epix, Mr. Schor was a Partner at Yozma Venture Capital from September 1998 until December 2003, managing the fund’s investments in biotechnology and medical device companies. Mr. Schor previously held positions at Arthur Anderson and BDO Consulting, an advisory firm. Mr. Schor holds an M.B.A., a B.A. in Biology, a B.A. in Economics and is a Certified Public Accountant. We believe that Mr. Schor possesses specific attributes that qualify him to serve on our Board including Mr. Schor’s extensive experience in biotechnology and significant leadership skills from his service as a partner of a venture capital firm.

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Dr. Robert Shorr joined the Company in March 2005 as a director. Since 1999, Dr. Shorr has served as Chief Executive Officer and Chief Science Officer of Cornerstone Pharmaceuticals, a biotechnology company. He has also been a member of the Department of Biomedical Engineering at SUNY Stony Brook, where he also serves as Director of Business Development for the University’s Center for Advanced Technology. He has served as trustee at the Tissue Engineering Charities, Imperial College, London. From 1999 until 2005, Dr. Shorr was Vice-President of Science and Technology (CSO) of United Therapeutics, a NASDAQ listed biotechnology company. Prior to 1998, he was Vice President, Research and Development at Enzon, Inc., a NASDAQ listed pharmaceuticals company, and AT Biochem, a pharmaceuticals company, of which he was also founder. Dr. Shorr also served on the Board of Directors of Biological Delivery Systems Inc., a NASDAQ listed company. Dr. Shorr holds both a Ph.D. and a D.I.C. from the University of London, Imperial College of Science and Technology as well as a B.Sc. from SUNY Buffalo. We believe that Dr. Shorr possesses specific attributes that qualify him to serve on our Board including Dr. Shorr’s extensive experience in biotechnology and valuable leadership skills as a chief executive officer.

Malcolm Taub joined the Company in March 2009 as a director. Since October 2010, Mr. Taub has been a Partner at Davidoff Malito & Hutcher LLP, a full service law and government relations firm. From 2001 to September 30, 2010, Mr. Taub was the Managing Member of Malcolm S. Taub LLP, a law firm which practiced in the areas of commercial litigation, among other practice areas. Mr. Taub also works on art transactions, in the capacity as an attorney and a consultant. Mr. Taub has also served as a principal of a firm which provides consulting services to private companies going public in the United States. Mr. Taub has acted as a consultant to the New York Stock Exchange in its Market Surveillance Department. Mr. Taub acts as a Trustee of The Gateway Schools of New York and The Devereux Glenholme School in Washington, Connecticut. Mr. Taub has served as an adjunct professor at Long Island University, Manhattan Marymount College and New York University Real Estate Institute. Mr. Taub holds a B.A. from Brooklyn College and a J.D. from Brooklyn Law School. Mr. Taub formerly served on the Board of Directors of Safer Shot, Inc. (formerly known as Monumental Marketing Inc.). We believe that Mr. Taub possesses specific attributes that qualify him to serve on our Board including Mr. Taub’s vast law experience and his demonstrated leadership skills as a managing member of a law firm.

Uri Yablonka joined the Company on June 6, 2014 as Chief Operating Officer and as a member of the Board. On March 6, 2017 he was appointed Executive Vice President, Chief Business Officer and ceased to serve as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Yablonka served since December 2010 as owner and General Manager of Uri Yablonka Ltd., a business consulting firm. He also served since January 2011 as Vice President, Business Development at ACC International Holdings Ltd. (Holdings). Holdings is also an affiliate of ACCBT Corp. Prior to serving with Holdings, Mr. Yablonka served as Senior Partner of PM-PR Media Consulting Ltd. From 2008 to January 2011, Mr. Yablonka was Senior Partner at PM-PR Media Consulting Ltd., where he led public relations and strategy consulting for a wide range of governmental and private organizations.  From 2002 to 2008, he served as a correspondent at the Maariv Daily News Paper, including extensive service as a Diplomatic Correspondent.  We believe that Mr. Yablonka’s skills and experience provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company.  His experience in business consulting and development and media experience are expected to be valuable to the Company in its current stage of growth and beyond, and his governmental experience can provide valuable insight into issues faced by companies in regulated industries such as ours. We believe that these skills and experiences qualify Mr. Yablonka to serve as a director of the Company.

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Members of the Board of Directors Not Seeking Re-Election:

Mordechai Friedman joined the Company on April 4, 2011 as a director and as Chair of the Audit Committee of the Board. Mr. Friedman currently serves as director of Triple-M Power Plants Ltd. and served as a director of IPM Beer Tuvia Ltd. from 2014 to 2016. From 2013 to 2014, Mr. Friedman served as Chief Executive Officer of Israel Financial Levers Ltd, an Israeli real estate company traded on the Tel-Aviv Stock Exchange. From 2007 through 2010, Mr. Friedman served as the Chairman of the Board of The Israel Electric Corp., an electric utility company. From 2005 to 2007, Mr. Friedman served as Deputy Chairman of Brightman Almagor Zohar CPAs, the Israel Member Firm of Deloitte Touché Tohmatsu Limited. Mr. Friedman has been a partner and director in several business ventures and companies in Israel and abroad in the transportation, consumer business, telecommunication and energy industries. Mr. Friedman currently serves as a director in the following public company (traded on the Tel-Aviv Stock Exchange): Elco Holdings Ltd. (Chairman of the Board). Mr. Friedman holds a B.A. in Economics and Accounting from Tel Aviv University. We believe that Mr. Friedman possesses specific attributes that qualify him to serve on our Board including Mr. Friedman’s considerable experience in accounting and valuable leadership skills as a chief executive officer.

Alon Pinkas joined the Company on December 13, 2010 as a director. Mr. Pinkas served as the Israeli Consul General to New York from 2000 to 2004 and is an internationally respected foreign affairs analyst. Mr. Pinkas currently serves as an Adviser at Tigris Financial Group, a financial services company, and the Rhodium Group, an advisory firm, and as a director for Ormat Industries Limited, B.G.I. Investments (1961) Ltd. and Agri-Invest Ltd. Mr. Pinkas has a B.S. in Political Science from The Hebrew University of Jerusalem and a Masters Degree in Politics from Georgetown University. We believe that Mr. Pinkas possesses specific attributes that qualify him to serve on our Board including Mr. Pinkas’ considerable experience in foreign affairs. Mr. Pinkas also has substantial leadership and government experience from his service as the Consul General of Israel to New York and as chief of staff to Ministers of Foreign Affairs of Israel.

Qualifications of Directors

The Board believes that each director has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the directors have extensive experience in a variety of fields, including biotechnology (Drs. Arbel, Almenoff and Shorr and Messrs. Araya and Schor), accounting (Mr. Schor), business consulting and development (Mr. Yablonka), media (Mr. Yablonka) and law (Mr. Taub. Mr. Yablonka), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our directors have leadership experience at major companies or firms with operations inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies and issues. As indicated in the foregoing biographies, the directors have each demonstrated significant leadership skills, including as a chief executive officer (Drs. Arbel and Shorr and Mr. Schor), as a managing member of a law firm (Mr. Taub), as general manager of a business consulting firm (Mr. Yablonka) or as a partner of a venture capital firm (Mr. Schor). A number of the directors have extensive public policy, government or regulatory experience, which can provide valuable insight into issues faced by companies in regulated industries such as the Company. One of the directors (Dr. Arbel) has served as the President of the Company and one is currently serving as Chief Business Officer (Mr. Yablonka), which service has given each a deep knowledge of the Company and its business and directly relevant management experience. The Board believes that these skills and experiences qualify each individual to serve as a director of the Company.

Certain Arrangements

On August 22, 2011, we entered into an agreement with Chen Schor, which was amended and restated on November 11, 2011 to clarify vesting terms (as amended and restated, the “Executive Director Agreement”) pursuant to which we paid $15,000 per quarter to Mr. Schor for his services as an Executive Board Member. In accordance with the terms of the Executive Director Agreement, the Company and Mr. Schor have also entered into an amended and restated Restricted Stock Agreement on November 11, 2011, pursuant to which Mr. Schor received 61,558 shares of our restricted Common Stock under our 2005 U.S. Stock Option and Incentive Plan. The shares vested over 3 years – 20,519 shares on August 22, 2012, 20,519 shares on August 22, 2013 and 20,519 shares on August 22, 2014. On May 3, 2015, we entered into a Restricted Stock Agreement with Mr. Schor, pursuant to which Mr. Schor received a grant of 60,000 shares of our restricted Common Stock under our 2014 Stock Incentive Plan in consideration for Mr. Schor’s ongoing services as an Executive Director of the Company. The shares of restricted stock vested as follows: 20,000 on August 22, 2015, 20,000 on August 22, 2016 and 20,000 on August 22, 2017. On February 26, 2017 the Executive Director Agreement was terminated by mutual agreement of Chen Schor and the Company, and the Board approved that Chen Schor will receive the following compensation for his service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments, that Mr. Schor will not receive annual director awards under the Amended Director Compensation Plan, but in the event that Mr. Schor serves as a member of any committee of the Board he will be entitled to committee compensation under the Director Compensation Plan.

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On June 1, 2015 pursuant to the Company’s First Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Irit Arbel, the Company’s Chair of the Board of Directors, to purchase up to 6,667 shares of Common Stock at a purchase price of $0.75 per share.  On February 26, 2017 pursuant to the Company’s Second Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Dr. Arbel to purchase up to 6,667 shares of Common Stock at a purchase price of $0.75 per share. On July 13, 2017 pursuant to the Company’s Third Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Dr. Arbel to purchase up to 12,000 shares of Common Stock at a purchase price of $0.75 per share. Each option was fully vested and exercisable on the date of grant.

Pursuant to a February 26, 2017 resolution of the Board, Dr. Almenoff receives the following compensation for her service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments. Dr. Almenoff will not receive annual director awards under the Amended Director Compensation Plan, but in the event that Dr. Almenoff serves as a member of any committee of the Board she will be entitled to committee compensation under the Amended Director Compensation Plan. Dr. Almenoff has not been appointed to any Board committee at this time.

Pursuant to a February 26, 2017 resolution of the Board, Mr. Araya receives the following compensation for his service on the Board: an annual cash award in the amount of $12,500, paid in biannual installments, and an annual restricted stock award (each, an “Araya Grant”) valued at $12,500 on the date of grant, as determined based on the closing price of the Company’s common stock at the end of normal trading hours on the date of grant, or the previous closing price in the event the grant date does not fall on a business day. The Araya Grant will vest in 12 consecutive, equal monthly installments commencing on the one month anniversary of the date of grant, until fully vested on the first anniversary of the date of grant, provided Mr. Araya remains a director of the Company on each such vesting date. Each Araya Grant will be issued under the Company’s 2014 Stock Incentive Plan (or successor plan thereto, the “Plan”) and be subject to the limitations of the Plan and any SEC or Nasdaq listing requirements and any required stockholder approvals. In no event shall the number of shares issuable in any Araya Grant exceed (i) the limits imposed under NASDAQ or other applicable rules without the receipt of stockholder approval thereof or (ii) the number of available shares available for issuance under the Plan. In the event the number of shares issuable under an Araya Grant is capped as a result thereof, the Company shall use commercially reasonable efforts to seek the requisite stockholder and/or other approvals in connection with the Company’s next annual meeting of stockholders to allow the Company to issue the additional shares. If the Company seeks stockholder approval and fails to receive the requisite approval, then the Company shall have no additional liability to Mr. Araya with respect to the Company’s inability to issue additional shares or options to Mr. Araya. Mr. Araya will not receive annual director awards under the Director Compensation Plan, but in the event that Mr. Araya serves as a member of any committee of the Board he will be entitled to committee compensation under the Director Compensation Plan. Mr. Araya has not been appointed to any Board committee at this time. Mr. Araya will not receive annual director awards under the Director Compensation Plan, but in the event that Mr. Araya serves as a member of any committee of the Board he will be entitled to committee compensation under the Director Compensation Plan. Mr. Araya has not been appointed to any Board committee at this time.

Uri Yablonka serves as the Company’s EVP & Chief Business Officer and is compensated for all services as an officer and director of the Company pursuant to an employment agreement with the Company and related compensation described under “Executive Employment Agreements” in the Executive Compensation section below.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF BRIGHTMAN ALMAGOR ZOHAR & CO., A MEMBER OF DELOITTE TOUCHE TOHMATSU LIMITED, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

The Board has appointed Deloitte as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the current fiscal year. Deloitte has audited the financial statements of the Company since the fiscal year ended December 31, 2008. The Board is asking the Company’s stockholders to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Deloitte as the Company’s independent registered public accounting firm, the Board will reconsider its selection. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of Deloitte is not expected to be present at the Meeting and will not have the opportunity to make a statement or be available to respond to appropriate questions from stockholders.

The Board recommends a vote FOR ratification of the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited, as the Company’s independent registered public accounting firm for the current fiscal year.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of Board

The Board of Directors of the Company (the “Board”) has determined that each of Dr. Arbel, Dr. Almenoff, Mr. Araya, Mr. Friedman, Mr. Pinkas, Dr. Shorr and Mr. Taub satisfies the criteria for being an “independent director” under the standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) and has no material relationship with the Company other than by virtue of service on the Board of Directors. Mr. Schor and Mr. Yablonka are not considered “independent directors.”

The Board of Directors is comprised of a majority of independent directors and the Audit Committee and Governance, Nominating and Compensation Committee (the “GNC Committee”) are each comprised entirely of independent directors.

Board Leadership Structure

On April 25, 2014, the Board elected Dr. Arbel to serve as Chair of the Board. The Chair presides at all Board meetings. The Chair’s role and responsibilities include maintaining an active relationship with the Chief Executive Officer, participating in preparation for Board meetings (suggesting agenda items as appropriate), serving as a supplemental channel for communications between Board members and the Chief Executive Officer and providing counsel to individual directors on the performance of their duties. The position of Chair and Chief Executive Officer are separate. Together, the Chair and Chief Executive Officer provide strategic guidance and oversight to the Company. The Board believes that Dr. Arbel serving as Chair is optimal because it will provide the Board with strong and consistent leadership, and the other members of the Board bring various perspectives and opinions. Taken together, the Board believes that this leadership structure provides an appropriate balance of experienced leadership, independent oversight and management input.

Risk Management and Oversight Process

The Board takes an active role, as a whole and at the committee level, in overseeing management of our Company’s risks. Generally, the entire Board, the Audit Committee and the GNC Committee are involved in overseeing risks associated with the Company and monitor and assess those risks in reviews with management and with the Company’s outside advisors and independent registered public accounting firm. The Audit Committee reviews regulatory risk, operational risk and enterprise risk, particularly as they relate to financial reporting, on a regular basis with management, the Company’s independent registered public accounting firm and the Company’s outside consultants and advisors. In its regular meetings, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The GNC Committee monitors the Company’s governance and succession risk by review with management and outside advisors. The GNC Committee also monitors CEO succession and the Company’s compensation policies and related risks by reviews with management. The GNC Committee periodically reviews our compensation programs for employees to assure that these programs do not create risks that are reasonably likely to have a material adverse effect on the company.

Diversity

Diversity has always been very important to us. Although we have no formal separate written policy, the Board annually reviews the appropriate skills and characteristics of the members of the Board and diversity is one of the factors used in this assessment.

Board Meetings

The Board held four meetings during the fiscal year ended December 31, 2016. During the fiscal year ended December 31, 2016, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served other than Mr. Pinkas, who attended 50% of meetings. The Company’s directors are encouraged to attend the Company’s annual meeting of stockholders. One of the Company’s directors attended the prior year’s annual meeting.

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Committees of the Board of Directors

Audit Committee

On February 7, 2008, the Board of Directors established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which assists the Board of Directors in fulfilling its responsibilities to stockholders concerning our financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and our outside auditors the financial information developed by us, our systems of internal controls and our audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of management) to review and discuss various matters pertaining to the audit, including our financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by us. The Audit Committee preapproves all audit services to be provided to us, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by the independent auditor. The Audit Committee coordinates the Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Audit Committee, which is available in the corporate governance section of our website at www.brainstorm-cell.com. The Audit Committee currently consists of Mr. Friedman (Chair), Dr. Arbel and Mr. Pinkas each of whom is independent within the meaning of The NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that Mr. Friedman is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Friedman and Mr. Pinkas are not standing for re-election to the Board, and the Board is expected to elect replacements for each of them, to serve as members of the Audit Committee effective as of the Annual Meeting. The Audit Committee held four meetings during the fiscal year ended December 31, 2016.

GNC Committee

On June 27, 2011, the Board of Directors established a standing Governance, Nominating and Compensation Committee (the “GNC Committee”), which assists the Board in fulfilling its responsibilities relating to (i) compensation of the Company’s executive officers, (ii) the director nomination process and (iii) reviewing the Company’s compliance with SEC corporate governance requirements. The Board has adopted a written charter for the GNC Committee, which is available in the corporate governance section of our website at www.brainstorm-cell.com. The GNC Committee currently consists of Dr. Arbel (Chair), Dr. Shorr and Mr. Taub, each of whom is independent as defined under applicable Nasdaq listing standards. The GNC Committee held two meetings during the fiscal year ended December 31, 2016.

The GNC Committee determines salaries, incentives and other forms of compensation for the Chief Executive Officer and the executive officers of the Company and reviews and makes recommendations to the Board with respect to director compensation. The GNC Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation, but may invite the Chief Executive Officer to be present during the approval of, or deliberations with respect to, other executive officer compensation. In addition, the GNC Committee administers the Company’s stock incentive compensation and equity-based plans.

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The GNC Committee makes recommendations to the Board concerning all facets of the director nominee selection process. Generally, the GNC Committee identifies candidates for director nominees in consultation with management and the independent members of the Board, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the GNC Committee deems to be helpful to identify candidates. Once candidates have been identified, the GNC Committee confirms that the candidates meet the independence requirements and qualifications for director nominees established by the Board. The GNC Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the GNC Committee deems to be helpful in the evaluation process. The GNC Committee meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Upon selection of a qualified candidate, the GNC Committee would recommend the candidate for consideration by the full Board.

In considering whether to include any particular candidate in the Board’s slate of recommended director nominees, the Board will consider the candidate’s integrity, education, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board believes that experience as a leader of a business or institution, sound judgment, effective interpersonal and communication skills, strong character and integrity, and expertise in areas relevant to our business are important attributes in maintaining the effectiveness of the Board. As a matter of practice, the Board considers the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholder Nominations

On June 27, 2011, the Board adopted the Brainstorm Cell Therapeutics Inc. Stockholder Nominations and Communications Policy (the “Policy”), pursuant to which procedures by which stockholders may recommend nominees to our Board were established. Previously, we had no formal policy by which a stockholder could recommend nominees to our Board.

Pursuant to the Policy, stockholders may recommend nominees for consideration by submitting the following information to our Secretary at our executive offices: (i) a current resume and curriculum vitae of the candidate; (ii) a statement describing the candidate’s qualifications; and (iii) contact information for personal and professional references. In addition, submission must include the name and address of the stockholder making the nomination, the number of shares which are owned by such stockholder and a description of all arrangements or understandings between such stockholder and the candidate. Assuming that the required material has been provided on a timely basis, the GNC Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Family Relationships

There are no family relationships between the executive officers or directors of the Company.

Involvement in Certain Legal Proceedings

None.

Stockholder Communication with the Board

On June 27, 2011, the Board adopted the Policy, as defined above under “Stockholder Nominations,” pursuant to which procedures by which stockholders may communicate with our Board were established. Previously, we had no formal policy by which a stockholder could communicate with our Board.

Under the Policy, stockholders may send written communications to the Board or any individual members to the attention of the Company’s Secretary at the Company’s offices, 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, personal grievances, matters as to which the Company tends to receive repetitive or duplicate communications, or patently offensive or otherwise inappropriate material.

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ADDITIONAL INFORMATION

Executive Officers

Set forth below is a summary description of the principal occupation and business experience of each of the Company’s current executive officers.

Name	Age	Position
Chaim Lebovits	46	President and Chief Executive Officer
Alla Patlis	31	Interim Chief Financial Officer
Uri Yablonka	40	EVP and Chief Business Officer
Dr. Ralph Kern	60	Chief Operating Officer and Chief Medical Officer

Chaim Lebovits joined the Company in July 2007 as President. On August 1, 2013, the Company appointed Mr. Lebovits as its Principal Executive Officer, and to assume the duties and responsibilities of the Chief Executive Officer on an interim basis until June 2014. On September 22, 2015, the Company appointed Chaim Lebovits as its Chief Executive Officer. Mr. Lebovits controls ACC Holdings International, and its subsidiaries ACC Resources, specializing in the mining, oil and energy industries, and ACC BioTech, which is focused on biotechnology. He has been at the forefront of mining and natural resource management in the African region for over a decade and has spent years leading the exploration and development of resources in West Africa and Israel and served as a member of the board of directors of several companies in the industry. Mr. Lebovits has also held senior positions for the worldwide Chabad Lubavitch organization, the largest Jewish organization in the world today.

Dr. Ralph Kern joined the Company on March 6, 2017 as Chief Operating Officer and Chief Medical Officer. Prior to joining the Company, Dr. Kern was Senior Vice President, Head Worldwide Medical at Biogen Inc. since 2016. Prior positions at Biogen Inc. include Vice President, Head of Global Therapeutic Areas from 2015 to 2016 and Vice President, Head of Global Medical Neurology in 2015. Dr. Kern has also served Novartis Pharmaceuticals Corporation as Vice President, Head Neuroscience Medical Unit from 2014 to 2015 and as Vice President, Head MS Medical Unit from 2011 to 2014. He also worked for Genzyme Corporation from 2006 to 2011 where he served as Global Medical Director, Personalized Genetic Health (2010-2011), Head of Medical Affairs, Canada (2006-2008), General Manager, Fabry Disease (2008-2010) and Head of Medical Affairs, Canada (2006-2008). He also served as University Neurology Program Director at the University of Toronto (2003-2006), Consultant Neurologist at Mount Sinai Hospital (2001-2006) and Director, EMG, EEG and Evoked Potential Laboratory at The Credit Valley Hospital (1988-2001).

Alla Patlis joined the Company on December 23, 2012 as Controller. From May 13, 2015 to July 30, 2015 and November 14, 2016 to present the Company appointed Ms. Patlis as its Interim Chief Financial Officer during the search for a new Chief Financial Officer, and she currently serves in that capacity. Prior to joining the Company, from 2010 to December 2012, Ms. Patlis was Audit Senior of technology, media and telecommunications industries at Brightman Almagor Zohar & Co. (Certified Public Accountants, A Member of Deloitte Touche Tohmatsu Limited). Ms. Patlis holds an MBA and a Bachelor’s degree in Accounting & Economics from Tel Aviv University.

Uri Yablonka joined the Company on June 6, 2014 as Chief Operating Officer and as a member of the Board of Directors. On March 6, 2017 he was appointed Executive Vice President, Chief Business Officer and ceased to serve as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Yablonka served since December 2010 as owner and General Manager of Uri Yablonka Ltd., a business consulting firm. He also served since January 2011 as Vice President, Business Development at ACC International Holdings Ltd. (Holdings). Holdings is also an affiliate of ACCBT Corp. Prior to serving with Holdings, Mr. Yablonka served as Senior Partner of PM-PR Media Consulting Ltd. From 2008 to January 2011, Mr. Yablonka was Senior Partner at PM-PR Media Consulting Ltd., where he led public relations and strategy consulting for a wide range of governmental and private organizations.  From 2002 to 2008, he served as a correspondent at the Maariv Daily News Paper, including extensive service as a Diplomatic Correspondent.  We believe that Mr. Yablonka’s skills and experience provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company.  His experience in business consulting and development and media experience are expected to be valuable to the Company in its current stage of growth and beyond, and his governmental experience can provide valuable insight into issues faced by companies in regulated industries such as ours. We believe that these skills and experiences qualify Mr. Yablonka to serve as a director of the Company.

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EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain summary information with respect to the compensation paid during the fiscal years ended December 31, 2016 and 2015 earned by our President and Chief Executive Officer, our former Chief Executive Officer, our former Chief Financial Officer, our EVP & Chief Business Officer and our Interim Chief Financial Officer (the “Named Executive Officers”). In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Summary Compensation Table

					Option		All Other
		Salary	Bonus		Awards		Compensation
Name and Principal Position	Year	($)	($)		($) (1) (2)		($)(3)	Total ($)
Chaim Lebovits (*)	2015	75,000	-		588,000	(10)	29,000	576,000
President and CEO (4)	2016	282,500	141,250	(9)	-		130,000	553,750

Tony Fiorino	2015	279,000	-		-	(11)	54,000	333,000
Former CEO (5)	2016	94,000	-		-	(11)	13,000	107,000

Yoram Bibring, Former Chief Financial Officer (6)	2015	94,000	-		194,000	(12)	16,000	304,000
	2016	99,000			-		43,000	142,000

Uri Yablonka (*)	2015	99,000	-		33,000	(13)	51,000	183,000
EVP & Chief Business Officer (7)	2016	100,000	-		27,000	(14)	53,000	180,000

Alla Patlis (*) (8)	2015	59,000	-		-		32,000	91,000
Interim Chief Financial Officer	2016	48,000	-		-		32,000	80,000

(*) These Named Executive Officers were paid in NIS; the amounts above are the U.S. dollar equivalent. The conversion rate used was the average of the end of month’s rate between the U.S. dollar and the NIS as published by the Bank of Israel, the central bank of Israel.

(1)	The amounts shown in the “Option Awards” column represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the Named Executive Officer during fiscal 2015 and fiscal 2016. ASC 718 fair value amount as of the grant date for stock options generally is spread over the number of months of service required for the grant to vest.
(2)	The fair value of each stock option award is estimated as of the date of grant using the Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note(8)(B)(2)(a) to Consolidated Financial Statements.
(3)	Includes management insurance (which includes pension, disability insurance and severance pay), payments towards such employee’s education fund, Israeli social security and amounts paid for use of a Company car and cellular phone. Each Named Executive Officer also receives gross-up payments for the taxes on these benefits.

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(4)	On August 1, 2013, the Company appointed Chaim Lebovits, the President of the Company, as its Principal Executive Officer, and to assume the duties and responsibilities of the Chief Executive Officer on an interim basis while the Company searched for a new Chief Executive Officer. Mr. Lebovits was not compensated for these services. Mr. Lebovits ceased serving as interim CEO upon the appointment of Dr. Fiorino on June 9, 2014. On September 22, 2015, the Company appointed Chaim Lebovits as its Chief Executive Officer.
(5)	Dr. Fiorino served as the Company’s Chief Executive Officer from June 9, 2014 until September 22, 2015. Dr. Fiorino served as the Company’s Chief Medical Advisor until April 30, 2016.
(6)	Mr. Bibring joined the Company as its Chief Financial Officer on July 30, 2015 and resigned effective November 14, 2016.
(7)	Mr. Yablonka joined the Company as its Chief Operating Officer and director on June 6, 2014 and became its Executive Vice President, Chief Business Officer on March 6, 2017.
(8)	Ms. Patlis has served as the Company’s Interim Chief Financial Officer from May 13, 2015 until July 30, 2015 and from November 14, 2016 to the present.
(9)	On December 5, 2016, the Company paid Mr. Lebovits a discretionary cash bonus payment of $141,250, in recognition of his contributions to the Company’s performance in fiscal year 2016.
(10)	On September 28, 2015, the Company granted to its newly appointed Chief Executive Officer an option to purchase 369,619 shares of Common Stock at an exercise price of $2.45 per share. The option was fully vested August 28, 2016.
(11)	On November 10, 2015, the Company and Dr. Fiorino agreed that the unvested portion of his stock options as of October 30, 2015 (to purchase 253,333 shares) would be forfeited and that the vested portion of his stock options (to purchase 126,667 shares) would terminate on September 30, 2016.
(12)	On July 30, 2015, the Company’s newly appointed Chief Financial Officer was granted an option to purchase 165,000 shares of Common Stock at an exercise price of $3.17 per share. The option would vest over 3 years. On December 15, 2015, the Company and Mr. Bibring agreed to amend the option to cancel half of the grant. The 82,500 remaining options continued to vest and become exercisable in accordance with the terms of the original grant. Effective November 14, 2016 Mr. Bibring resigned and the option terminated February 14, 2017 pursuant to its terms.
(13)	On August 27, 2015, Mr. Yablonka received a grant of 13,333 stock options at an exercise price of $0.75 per share for his service as a director of the Company.
(14)	Mr. Yablonka received a grant of 13,333 stock options at an exercise price of $0.75 per share on June 22, 2016 for his service as a director of the Company.

Executive Employment Agreements

Chaim Lebovits

On September 22, 2015, the Company appointed Chaim Lebovits as its Chief Executive Officer. On September 28, 2015, the Company’s wholly owned subsidiary Brainstorm Cell Therapeutics Ltd. (the “Subsidiary”) and Mr. Lebovits entered into an employment agreement which sets forth the terms of Mr. Lebovits’s employment (the “Lebovits Employment Agreement”). Pursuant to the Lebovits Employment Agreement, Mr. Lebovits will be paid a salary at the annual rate of $282,500.  Mr. Lebovits will also receive other benefits that are generally made available to the Subsidiary’s employees.  In addition, he will be provided with a cellular phone and a company car, with all costs including taxes borne by the Subsidiary.

Mr. Lebovits also was granted a stock option (the “Grant”) on September 28, 2015 for the purchase of up to 369,619 shares of the Company’s Common Stock at a per share exercise price equal to $2.45, which Grant vested and became exercisable in 12 consecutive equal monthly installments starting with the Grant Date, and is exercisable for a period of two years after termination of employment.  The Grant was issued under the Company’s 2014 Global Share Option Plan.

On November 30, 2016, the GNC Committee of the Company approved a discretionary cash bonus payment to Mr. Lebovits in the aggregate amount of $141,250, paid on December 5, 2016, in recognition of his contributions to the Company’s performance in fiscal year 2016.

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On July 26, 2017, the Company amended the terms of the employment agreement between the Company and Mr. Lebovits (the “Amendment”). Pursuant to the Amendment, Mr. Lebovits will be paid an annual salary of $500,000 (the “Base Salary”). Mr. Lebovits was granted on July 26, 2017, and will also be eligible to receive in the future, an annual cash bonus equal to 50% of his base salary, subject to his satisfaction of pre-established performance goals to be mutually agreed upon by the Board of Directors of the Company and Mr. Lebovits. Performance shall be evaluated through a performance management framework and a bonus range based on the target bonus. Mr. Lebovits will also receive other benefits that are generally made available to the Company’s employees.

Pursuant to the Amendment, Mr. Lebovits received on July 26, 2017 (the “Effective Date”), and is entitled to receive on each anniversary thereafter, a grant of restricted stock under the Company’s 2014 Global Share Option Plan (or any successor or other equity plan then maintained by the Company) comprised of a number of shares of Common Stock with a fair market value (determined based on the price of the Common Stock at the end of normal trading hours on the business day immediately preceding the Effective Date according to Nasdaq) equal to 30% of Mr. Lebovits’ Base Salary (each, an “Equity Grant”). Each Equity Grant shall vest as to twenty-five percent (25%) of the award on each of the first, second, third and fourth anniversary of the date of grant, provided Mr. Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date. Each Equity Grant shall be subject to accelerated vesting upon a Change of Control (as defined in the Amendment) of the Company. In the event of Mr. Lebovits’ termination of employment, any portion of an Equity Grant that is not yet vested (after taking into account any accelerated vesting) shall automatically be immediately forfeited to the Company, without the payment of any consideration to the Executive.

Pursuant to the Amendment, on July 26, 2017, Mr. Lebovits also received an option under the Company’s 2014 Global Share Option Plan to purchase up to an aggregate number of shares of Common Stock with a fair market value (as determined based on the closing price of the Common Stock at the end of normal trading hours on the business day immediately preceding the date of grant according to Nasdaq) of $200,000 on the Effective Date. The option is fully vested and exercisable as of the date of grant and shall remain exercisable until the 2nd anniversary of the date of grant, regardless of whether Mr. Lebovits remains employed by the Company. The exercise price per share shall be equal to the fair market value on the date of grant (as determined based on the price of the Common Stock immediately preceding normal trading hours on the date of grant according to Nasdaq).

The Amendment contains termination provisions, pursuant to which if the Company terminates the Employment Agreement or Mr. Lebovits’ employment without Cause (as defined in the Amendment) or if Mr. Lebovits terminates the Employment Agreement or his employment thereunder with Good Reason (as defined in the Amendment), the Company shall: (i) within 90 days pay Mr. Lebovits, as severance pay, a lump sum equal to six (6) months of Base Salary (which shall increase to nine (9) months after the second anniversary of the Effective Date and twelve (12) months after the third anniversary of the Effective Date) (provided Mr. Lebovits is actively employed by the Company on such dates) (the “Payment Period”); (ii) pay Mr. Lebovits within 30 days of his termination of employment any bonus compensation that Mr. Lebovits would be entitled to receive during the Payment Period in the absence of his termination without Cause or for Good Reason; (iii) immediately vest such number of equity or equity based awards that would have vested during the six (6) months following the date of termination of employment; and (iv) shall continue to provide to Mr. Lebovits health insurance benefits during the Payment Period, unless otherwise provided by a subsequent employer. The foregoing severance payments are conditional upon Mr. Lebovits executing a waiver and release in favor of the Company in a form reasonably acceptable to the Company.

Dr. Ralph Kern

The Company appointed Dr. Ralph Kern, MD, as its Chief Operating Officer and Chief Medical Officer effective March 6, 2017.  On February 28, 2017, the Company and Dr. Ralph Kern entered into an employment agreement, effective March 6, 2017 (the “Effective Date”), which sets forth the terms of Dr. Kern’s employment (as amended by Amendment No. 1 dated March 3, 2017, the “Kern Agreement”). Pursuant to the Kern Agreement, Dr. Kern will be paid an annual salary of $500,000 (the “Base Salary”), which may be increased (but not decreased) at the sole discretion of the Board of Directors of the Company (the “Board”). Dr. Kern will also be eligible to receive an annual cash bonus equal to 30% of his base salary, subject to his satisfaction of pre-established performance goals to be mutually agreed upon by the Board and Dr. Kern. Performance shall be evaluated through a performance management framework and a bonus range based on the target bonus. Dr. Kern will also receive other benefits that are generally made available to the Company’s employees.

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Pursuant to the Kern Agreement, Dr. Kern received on March 6, 2017, and is entitled to receive on each anniversary thereafter, a grant of restricted stock under the Company’s 2014 Stock Incentive Plan (or any successor or other equity plan then maintained by the Company) comprised of a number of shares of Common Stock with a fair market value (determined based on the price of the Common Stock at the end of normal trading hours on the business day immediately preceding the Effective Date according to Nasdaq) equal to 30% of Dr. Kern’s Base Salary (each, a “Kern Equity Grant”). Each Kern Equity Grant shall vest as to twenty-five percent (25%) of the award on each of the first, second, third and fourth anniversary of the date of grant, provided Dr. Kern remains continuously employed by the Company from the date of grant through each applicable vesting date. Each Kern Equity Grant shall be subject to accelerated vesting upon a Change of Control (as defined in the Kern Agreement) of the Company. In the event of Dr. Kern’s termination of employment, any portion of a Kern Equity Grant that is not yet vested (after taking into account any accelerated vesting) shall automatically be immediately forfeited to the Company, without the payment of any consideration to the Executive.

Pursuant to the Kern Agreement, on March 6, 2017, Dr. Kern also received an option (the “Option”) under the Company’s 2014 Stock Incentive Plan to purchase up to an aggregate number of shares of Common Stock with a fair market value (as determined based on the closing price of the Common Stock at the end of normal trading hours on the business day immediately preceding the date of grant according to Nasdaq) of $200,000 on the Effective Date. The Option is fully vested and exercisable as of the date of grant and shall remain exercisable until the 2nd anniversary of the date of grant, regardless of whether Dr. Kern remains employed by the Company. The exercise price per share shall be equal to the fair market value on the date of grant (as determined based on the price of the Common Stock immediately preceding normal trading hours on the date of grant according to Nasdaq).

The Kern Agreement contains termination provisions, pursuant to which if the Company terminates the Kern Agreement or Dr. Kern’s employment without Cause (as defined in the Kern Agreement) or if Dr. Kern terminates the Kern Agreement or his employment thereunder with Good Reason (as defined in the Kern Agreement), the Company shall: (i) within 90 days pay Dr. Kern, as severance pay, a lump sum equal to six (6) months of Base Salary (which shall increase to nine (9) months after the second anniversary of the Effective Date and twelve (12) months after the third anniversary of the Effective Date) (provided Dr. Kern is actively employed by the Company on such dates) (the “Kern Payment Period”); (ii) pay Dr. Kern within 30 days of his termination of employment any bonus compensation that Dr. Kern would be entitled to receive during the Kern Payment Period in the absence of his termination without Cause or for Good Reason; (iii) immediately vest such number of equity or equity based awards that would have vested during the six (6) months following the date of termination of employment; and (iv) shall continue to provide to Dr. Kern health insurance benefits during the Kern Payment Period, unless otherwise provided by a subsequent employer. The foregoing severance payments are conditional upon Dr. Kern executing a waiver and release in favor of the Company in a form reasonably acceptable to the Company.

Uri Yablonka

On June 6, 2014, the Company appointed Uri Yablonka as its Chief Operating Officer and director, effective June 6, 2014. Uri Yablonka was appointed the Company’s Executive Vice President, Chief Business Officer and ceased to serve as the Company’s Chief Operating Officer, effective March 6, 2017. On June 6, 2014, the Israeli Subsidiary and Uri Yablonka entered into an employment agreement which sets forth the terms of Mr. Yablonka’s employment. Pursuant to the agreement, Uri Yablonka will be paid a monthly salary of 31,900 NIS (approximately $8,800). Mr. Yablonka will also receive other benefits that are generally made available to the Company’s employees, including pension and education fund benefits. The Company will provide Mr. Yablonka with a Company car and cellular phone, and a gross-up payment for any taxes relating thereto. Mr. Yablonka also was granted a stock option on June 6, 2014 under the Company’s Amended and Restated 2004 Global Share Option Plan (the “Global Plan”) for the purchase of 33,333 shares of the Company’s Common Stock, which was fully vested and exercisable upon grant. The exercise price for the grant is $2.70 per share. In addition, the Company agreed to grant Mr. Yablonka a stock option under the Global Plan (or the applicable successor option plan) for the purchase of up to 13,333 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) of the Company on the first business day after each annual meeting of stockholders (or special meeting in lieu thereof) of the Company beginning with the 2014 annual meeting, and provided that Mr. Yablonka remains an employee of the Company on each such date. The exercise price per share of the Common Stock subject to each additional option shall be equal to $0.75 (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like, or changes to the Israeli Annual Option Award under the Company’s Director Compensation Plan as amended from time to time). Each additional option will vest and become exercisable on each monthly anniversary date as to 1/12th the number of shares subject to the option over a period of twelve months from the date of grant such that each additional option will be fully vested and exercisable on the first anniversary of the date of grant, provided that Mr. Yablonka remains an employee of the Company on each such vesting date.

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On July 13, 2017 the Company granted Mr. Yablonka 5,543 shares of Common Stock. On July 26, 2017, the Company approved an increase in the monthly gross base salary paid to Mr. Yablonka, to 41,000 NIS (approximately $11,600 per month).

Alla Patlis

On May 13, 2015, the Company appointed its Controller, Alla Patlis, as its Interim Chief Financial Officer, which she served as until July 30, 2015. In connection with her appointment as Interim Chief Financial Officer of the Company, Ms. Patlis’ employment agreement was amended to increase her salary to NIS 20,000 (approximately U.S. $5,500) per month, effective March 1, 2015. On November 14, 2016, the Company appointed Alla Patlis, as its Interim Chief Financial Officer, effective at the end of business on November 14, 2016. The Company is conducting a search for a new Chief Financial Officer.

Yoram Bibring

The Company appointed Yoram Bibring as its Chief Financial Officer and Treasurer, effective July 30, 2015.   On July 30, 2015, the Company and Yoram Bibring entered into an employment agreement which sets forth the terms of Mr. Bibring’s employment (the “Bibring Employment Agreement”). Pursuant to the Bibring Employment Agreement, Yoram Bibring was paid a salary at the annual rate of $225,000.  Mr. Bibring also receives other benefits that are generally made available to the Company’s employees.  The Employment Agreement provides that if within twelve months after a Change of Control (as defined in the Bibring Employment Agreement), Mr. Bibring’s employment is terminated for any reason other than for cause, disability or death, or by Mr. Bibring due to a Change of Control Termination (as defined in the Bibring Employment Agreement), the Company shall pay Mr. Bibring a payment equal to his target bonus compensation for the year in which the Change of Control occurs, and his base salary for twelve months following the date of such termination.

Mr. Bibring also was granted a stock option (the “Bibring Grant”) on July 30, 2015 for the purchase of 165,000 shares of the Company’s Common Stock at an exercise price equal to $3.17 per share. Subject to Mr. Bibring’s continued service with the Company through the applicable vesting dates, the Initial Grant will vest and become exercisable as to 25% of the Shares on the first anniversary of the Grant Date (the “Initial Vesting Date”) and the remainder of the Shares will vest and become exercisable in equal monthly installments on each of the 36 monthly anniversaries following the Initial Vesting Date, and shall vest and become exercisable in full immediately prior to a Change of Control (as defined in the Bibring Employment Agreement).  The Bibring Grant was issued outside of the Company’s 2014 Stock Incentive Plan as an employment inducement grant.

On November 16, 2015, the Company and Yoram Bibring entered into a First Amendment to Employment Agreement with effect from December 1, 2015 (the "Bibring Amendment"), amending the Bibring Employment Agreement.

Pursuant to the Bibring Amendment, Mr. Bibring served as the Company’s Chief Financial Officer on a half-time basis beginning on December 1, 2015. Starting December 1, 2015, the Company paid Mr. Bibring an amount equal to 50% of his previous base salary. As of December 1, 2015, the Bibring Grant was amended such that 82,500 shares were cancelled. The 82,500 remaining options continued to vest and become exercisable in accordance with the terms of the Bibring Grant: 20,625 shares vest and became exercisable on July 30, 2016 and 2.08333% of the 82,500 shares would vest and become exercisable on each monthly anniversary date starting on August 30, 2016 through the fourth anniversary of the grant, so that the 82,500 shares would become fully vested and exercisable on July 30, 2019. Mr. Bibring’s vacation was amended to 80 hours per year.

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On November 9, 2016, Yoram Bibring the Company’s Chief Financial Officer notified the Company that he was terminating his part time employment with the Company effective at the end of business on November 14, 2016 to pursue a full-time position with another company. The Bibring Grant terminated February 9, 2017. Mr. Bibring’s departure is not the result of any disagreement with the Company regarding its operations, policies, practices or related matters.

Tony Fiorino

On June 9, 2014, the Company appointed Tony Fiorino, M.D., Ph.D. as its Chief Executive Officer, effective June 9, 2014. On June 9, 2014, the Company and Dr. Fiorino entered into an employment agreement which set forth the terms of Dr. Fiorino’s employment. Pursuant to the agreement, Dr. Fiorino was paid an initial annual salary of $275,000, to be increased annually by no less than $7,500 per year. Dr. Fiorino also was granted, under the 2014 Stock Incentive Plan, a stock option on June 9, 2014 for the purchase of 380,000 shares of the Company’s Common Stock, to vest and become exercisable as to 25% of the shares on the first anniversary of the grant date and the remainder of the shares to vest and become exercisable in equal monthly installments on each of the 36 monthly anniversaries following the initial vesting date. The exercise price for the grant is $4.50 per share.

On September 22, 2015 Dr. Fiorino ceased to serve as Chief Executive Officer of the Company. Dr. Fiorino had served as the Company Chief Executive Officer since June 9, 2014.

Effective November 1, 2015, the Company appointed Anthony Fiorino, M.D., Ph.D. as its Chief Medical Advisor. In connection with the appointment, on November 10, 2015 the Company and Dr. Fiorino entered into a First Amendment to Employment Agreement with effect from October 30, 2015 (the "Fiorino Amendment"), amending the Employment Agreement dated as of June 9, 2014 between the Company and Dr. Fiorino (the “Fiorino Employment Agreement”).

Pursuant to the Fiorino Amendment, Dr. Fiorino commenced serving as the Company’s Chief Medical Advisor beginning on November 1, 2015. From November 1, 2015 through April 30, 2016, the Company shall continue to pay Dr. Fiorino an amount equal to his current base salary. Any Company stock options issued to Dr. Fiorino that were unvested as of October 30, 2015 were terminated. All stock options that were unvested as of October 30, 2015 shall remain exercisable through and including September 30, 2016. For Chief Medical Advisor services in excess of twenty (20) hours per week during the period from October 31, 2015 to April 30, 2016, the Company shall additionally compensate Dr. Fiorino at the rate of $150.00 per hour. For Chief Medical Advisor services after April 30, 2016, the Company shall compensate Dr. Fiorino at the rate of $250.00 per hour. In addition the Company agreed to reimburse Dr. Fiorino’s reasonable expenses relating to Company services. Payments and continued exercisability of options are subject to the execution and delivery to the Company of a release of claims by Dr. Fiorino. No additional severance or termination payment will be owed by the Company upon termination of the Fiorino Employment Agreement as modified by the Fiorino Amendment.

Dr. Fiorino ceased to serve as the Company’s Chief Medical Advisor on April 30, 2016.

Terms of Option Awards

Stock option grants to the Named Executive Officers are described in the summaries of their executive employment agreements above and incorporated herein. Unless otherwise stated, option grants issued to Named Executive Officers prior to August 14, 2014 were made pursuant to the Company’s 2004 Global Share Option Plan and grants issued to Named Executive Officers on or after August 14, 2014 were made pursuant to the Company’s 2014 Global Share Option Plan, and expire on the tenth anniversary of the grant date.

Outstanding Equity Awards

The following table sets forth information regarding equity awards granted to the Named Executive Officers that are outstanding as of December 31, 2016. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

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Outstanding Equity Awards at December 31, 2016

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Chaim Lebovits	369,619		-		2.45	9/28/2025
Tony Fiorono	-		-		-	-
Yoram Bibring	25,779	(1)	-		3.17	2/14/2017
Uri Yablonka	33,333		-		2.70	6/6/2024
	13,333		-		0.75	8/15/2024
	13,333		-		0.75	8/27/2025
	6,666		6,667	(2)	0.75	6/22/2026
Alla Patlis	4,000		-		2.70	12/31/2023

(1)	Options for the purchase of 25,779 were vested and exercisable as of December 31, 2016. On July 30, 2015, Mr. Bibring was granted an option to purchase 165,000 shares of Common Stock at an exercise price of $3.17 per share. The option would vest over 3 years. On December 15, 2015, the Company and Mr. Bibring agreed to amend the option to cancel half of the grant. The 82,500 remaining options continued to vest and become exercisable in accordance with the terms of the original grant, such that 20,625 shares vested and became exercisable on July 30, 2016 and 1,718 shares would vest and become exercisable on each monthly anniversary starting August 30, 2016 through the fourth anniversary of the grant, so that the 82,500 shares would become fully vested and exercisable on July 30, 2019.Effective November 14, 2016 Mr. Bibring resigned and the option terminated on February 14, 2017 pursuant to its terms.
(2)	Options for the purchase of 6,666 shares were vested and exercisable on December 31, 2016. Options for the purchase of 1,111 shares will vest and become exercisable monthly date until the option is fully vested and exercisable on the first anniversary of the date of grant.

Stock Incentive Plans

In November 2004 and February 2005, the Board of Directors adopted and ratified the 2004 Global Share Option Plan (as amended, the “Prior Global Plan”) and the 2005 U.S. Stock Option and Incentive Plan (as amended, the “Prior U.S. Plan” and together with the Prior Global Plan, the “Prior Plans”), respectively, and further approved the reservation of 609,564 shares of our Common Stock for issuance thereunder. Our stockholders approved the Prior Plans and the shares reserved for issuance thereunder at a special meeting of stockholders that was held on March 28, 2005.

On April 28, 2008, the Board approved the amendment and restatement of the Prior Plans to increase the number of shares available for issuance under the Prior Plans by an additional 333,333 shares. Our stockholders approved the amendment and restatement of the Prior Plans on June 5, 2008.

On April 21, 2011, the Board approved another amendment and restatement of the Prior Plans to increase the number of shares available for issuance under the Prior Plans by an additional 333,333 shares. Our stockholders approved the amendment and restatement of the Prior Plans on June 10, 2011.

On May 6, 2012, the Board approved another amendment and restatement of the Prior Plans to increase the number of shares available for issuance under the Prior Plans by an additional 600,000 shares. Our stockholders approved the amendment and restatement of the Prior Plans on June 12, 2012.

At the 2014 Annual Meeting of Stockholders of the Company on August 14, 2014, the Company’s stockholders approved the Company’s 2014 Stock Incentive Plan and the Company’s 2014 Global Share Option Plan (together, the “Plans”). The Plans were approved by the Company’s Board of Directors on July 9, 2014, subject to the approval of the Company’s stockholders, and became effective upon the stockholders’ approval on August 14, 2014. On October 30, 2014, the Governance, Nominating and Compensation Committee of the Board of Directors of the Company approved (i) forms of Incentive Stock Option Agreement, Nonstatutory Stock Option Agreement and Restricted Stock Agreement, each under the Company’s 2014 Stock Incentive Plan, and (ii) a form of Option Agreement under the Company’s 2014 Global Share Option Plan.

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At the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) held on June 21, 2016, the Company’s stockholders approved an amendment to the Company’s 2014 Stock Incentive Plan and an amendment the Company’s 2014 Global Share Option Plan (together, the “Amendments”). The Amendments were approved by the Company’s Board of Directors, subject to the approval of the Company’s stockholders, and became effective with such stockholder approval on June 21, 2016. As a result of such stockholder approval, the Company’s equity plans (the “Plans”) were amended to increase the shared pool of shares available for issuance under the Plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock, subject to adjustment for certain changes in the Company’s capitalization, which pool shall be shared between the Plans, and, accordingly, shares issued pursuant to awards issued under either Plan shall reduce the number of shares available for issuance under the other Plan.

Starting August 14, 2014, we no longer issue awards under each of the Prior Plans; however, grants that were made prior to August 14, 2014 under the Prior Plans will remain outstanding pursuant to their terms.

Under the 2014 Global Share Option Plan, we granted a total of 218,665 options with $0.75 exercise prices to directors of the Company; 369,619 options with $2.45 exercise price were issued to CEO of the Company in September 2015 and 52,692 shares were issued to consultants. Under the 2014 Stock Incentive Plan (the “U.S. Plan”), we issued an additional 156,082 shares of restricted stock and options to directors, Advisory Board members and legal advisor. As of December 31, 2016, there were 1,402,942 shares available for issuance under the Plans.

Compensation of Directors

The following table sets forth certain summary information with respect to the compensation paid during the fiscal year ended December 31, 2016 earned by each of the non-employee directors of the Company. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Director Compensation Table for Fiscal 2016

	Fees				Option
	Earned or		Stock		Awards
	Paid in		Awards		($)		Total
Name	Cash ($)		($)(1)		(1)(2)		($)
Dr. Irit Arbel	—		—		50,388	(3)	50,388
Mr. Mordechai Friedman	—		—		33,149	(4)	33,149
Mr. Alon Pinkas	—		—		30,497	(5)	30,497
Mr. Chen Schor	60,000	(6)		(7)	—		60,000
Dr. Robert Shorr	—		21,145	(8)	—		21,145
Mr. Malcolm Taub	—		21,145	(9)	—		21,145

(1) The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the directors during fiscal 2016.

(2) The fair value of each stock option award is estimated as of the date of grant using the Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note(8)(B)(2)(a) to Consolidated Financial Statements.

(3) At December 31, 2016, Dr. Arbel had options (vested and unvested) to purchase 159,219 shares of Common Stock.

(4) At December 31, 2016, Mr. Friedman had options (vested and unvested) to purchase 76,109 shares of Common Stock.

(5) At December 31, 2016, Mr. Pinkas had options (vested and unvested) to purchase 75,331 shares of Common Stock.

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(6) Represents the amount paid to Mr. Schor pursuant to the Executive Director Agreement for his services as a director and consultant.

(7) At December 31, 2016, Mr. Schor had 20,000 shares of unvested restricted Common Stock.

(8) At December 31, 2016, Dr. Shorr had 4,334 shares of unvested restricted Common Stock.

(9) At December 31, 2016, Mr. Taub had 4,334 shares of unvested restricted Common Stock. Includes 8,666 restricted shares issuable June 22, 2016 pursuant to the Amended Director Compensation Plan and the 2016 Annual Meeting of Stockholders, upon later receipt of a fully executed restricted stock agreement.

The Company’s Second Amended and Restated Director Compensation Plan was approved July 9, 2014 and amended on April 29, 2015 and February 26, 2017 (as amended, the “Amended Director Compensation Plan”). Under the Amended Director Compensation Plan, each eligible director is granted an annual award immediately following each annual meeting of stockholders beginning with the 2014 annual meeting. For non-U.S. directors, this annual award consists of a nonqualified stock option to purchase 13,333 shares of Common Stock. For U.S. directors, at their option, this annual award is either (i) a nonqualified stock option to purchase 6,666 shares of Common Stock or (ii) 6,666 shares of restricted stock. Additionally, each member of the GNC Committee or Audit Committee of the Board receives (i) a nonqualified stock option to purchase 2,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 2,000 shares of restricted stock. The chair of the GNC Committee or Audit Committee will instead of the above committee award receive (i) a nonqualified stock option to purchase 3,333 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 3,333 shares of restricted stock. Any eligible participant who is serving as chairperson of the Board shall also receive (i) a nonqualified stock option to purchase 6,666 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 6,666 shares of restricted stock. Awards are granted on a pro rata basis for directors serving less than a year at the time of grant. The exercise price for options for U.S. directors will be equal to the closing price per share of the Common Stock on the grant date as reported on the Over-the-Counter Bulletin Board or the national securities exchange on which the Common Stock is then traded. The exercise price for options for non-U.S. directors is $0.75. Every option and restricted stock award will vest monthly as to 1/12 the number of shares subject to the award over a period of twelve months from the date of grant, provided that the recipient remains a member of the Board on each such vesting date, or, in the case of a committee award, remains a member of the committee on each such vesting date. Every non-employee director of the Company is eligible to participate in the Amended Director Compensation Plan, except that Chen Schor, Dr. June S. Almenoff and Arturo O. Araya are not entitled receive annual director awards under the Amended and Restated Director Plan, but are entitled to committee compensation under the Amended Director Compensation Plan in the event that they qualify for and serve as a member of any committee of the Board. Chen Schor, Dr. Almenoff and Mr. Araya’s director compensation is further discussed below.

On August 15, 2014, the following grants were made under the Amended Director Compensation Plan to the eligible directors: Dr. Arbel received a stock option to purchase 25,333 shares of Common Stock for her service as a director, chairperson of the Board, chair of the GNC Committee and a member of the Audit Committee; Mr. Friedman received a stock option to purchase 16,666 shares of Common Stock for his service as a director and chair of the Audit Committee; Mr. Pinkas received a stock option to purchase 15,333 shares of Common Stock for his service as a director and a member of the Audit Committee; Dr. Shorr received 8,666 shares of restricted stock for his service as a director and a member of the GNC Committee; and Mr. Taub received 8,666 shares of restricted stock for his service as a director and a member of the GNC Committee. On August 15, 2014, the Company also granted to Mr. Yablonka a stock option to purchase 13,333 shares of Common Stock for his service as a director.

On August 27, 2015, the following grants were made under the Amended Director Compensation Plan to the eligible directors: Dr. Arbel received a stock option to purchase 25,333 shares of Common Stock for her service as a director, chairperson of the Board, chair of the GNC Committee and a member of the Audit Committee; Mr. Friedman received a stock option to purchase 16,666 shares of Common Stock for his service as a director and chair of the Audit Committee; Mr. Pinkas received a stock option to purchase 15,333 shares of Common Stock for his service as a director and a member of the Audit Committee; Dr. Shorr received 8,666 shares of restricted stock for his service as a director and a member of the GNC Committee; and Mr. Taub received 8,666 shares of restricted stock for his service as a director and a member of the GNC Committee. On August 27, 2015, the Company also granted to Mr. Yablonka a stock option to purchase 13,333 shares of Common Stock for his service as a director.

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On June 22, 2016, the following grants were made under the Amended Director Compensation Plan to the eligible directors: Dr. Arbel received a stock option to purchase 25,333 shares of Common Stock for her service as a director, chairperson of the Board, chair of the GNC Committee and a member of the Audit Committee; Mr. Friedman received a stock option to purchase 16,666 shares of Common Stock for his service as a director and chair of the Audit Committee; Mr. Pinkas received a stock option to purchase 15,333 shares of Common Stock for his service as a director and a member of the Audit Committee; Dr. Shorr received 8,666 shares of restricted stock for his service as a director and a member of the GNC Committee; and Mr. Taub received 8,666 shares of restricted stock (issued upon receipt of a fully executed restricted stock agreement) for his service as a director and a member of the GNC Committee. On June 22, 2016, the Company also granted to Mr. Yablonka a stock option to purchase 13,333 shares of Common Stock for his service as a director.

On August 22, 2011, Mr. Schor received a grant of 61,558 shares of restricted stock and receives $15,000 per quarter for his services as a director and advisor of the Company pursuant to the terms of the Executive Director Agreement, as described in detail in “Certain Arrangements” under Item 10. On May 3, 2015, Mr. Schor received a grant of 60,000 shares of restricted stock, also described in detail in “Certain Arrangements” under Item 10.

On June 1, 2015 pursuant to the Company’s First Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Irit Arbel, the Company’s Chair of the Board of Directors, to purchase up to 6,667 shares of Common Stock at a purchase price of $0.75 per share.  On February 26, 2017 pursuant to the Company’s Second Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Dr. Arbel to purchase up to 6,667 shares of Common Stock at a purchase price of $0.75 per share. On July 13, 2017 pursuant to the Company’s Third Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Dr. Arbel to purchase up to 12,000 shares of Common Stock at a purchase price of $0.75 per share. Each option was fully vested and exercisable on the date of grant.

Pursuant to a February 26, 2017 resolution of the Board, Dr. Almenoff receives the following compensation for her service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments. Dr. Almenoff will not receive annual director awards under the Amended Director Compensation Plan, but in the event that Dr. Almenoff serves as a member of any committee of the Board she will be entitled to committee compensation under the Amended Director Compensation Plan. Dr. Almenoff has not been appointed to any Board committee at this time.

Pursuant to a February 26, 2017 resolution of the Board, Mr. Araya receives the following compensation for his service on the Board: an annual cash award in the amount of $12,500, paid in biannual installments, and an annual restricted stock award (each, an “Araya Grant”) valued at $12,500 on the date of grant, as determined based on the closing price of the Company’s common stock at the end of normal trading hours on the date of grant, or the previous closing price in the event the grant date does not fall on a business day. The Araya Grant will vest in 12 consecutive, equal monthly installments commencing on the one month anniversary of the date of grant, until fully vested on the first anniversary of the date of grant, provided Mr. Araya remains a director of the Company on each such vesting date. Each Araya Grant will be issued under the Company’s 2014 Stock Incentive Plan (or successor plan thereto, the “Plan”) and be subject to the limitations of the Plan and any SEC or Nasdaq listing requirements and any required stockholder approvals. In no event shall the number of shares issuable in any Araya Grant exceed (i) the limits imposed under NASDAQ or other applicable rules without the receipt of stockholder approval thereof or (ii) the number of available shares available for issuance under the Plan. In the event the number of shares issuable under an Araya Grant is capped as a result thereof, the Company shall use commercially reasonable efforts to seek the requisite stockholder and/or other approvals in connection with the Company’s next annual meeting of stockholders to allow the Company to issue the additional shares. If the Company seeks stockholder approval and fails to receive the requisite approval, then the Company shall have no additional liability to Mr. Araya with respect to the Company’s inability to issue additional shares or options to Mr. Araya. Mr. Araya will not receive annual director awards under the Director Compensation Plan, but in the event that Mr. Araya serves as a member of any committee of the Board he will be entitled to committee compensation under the Director Compensation Plan. Mr. Araya has not been appointed to any Board committee at this time. Mr. Araya will not receive annual director awards under the Director Compensation Plan, but in the event that Mr. Araya serves as a member of any committee of the Board he will be entitled to committee compensation under the Director Compensation Plan. Mr. Araya has not been appointed to any Board committee at this time.

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On February 26, 2017 the Amended and Restated Executive Director Agreement between the Company and Chen Schor dated November 11, 2011 was terminated by mutual agreement of Chen Schor and the Company, and the Board approved that Chen Schor will receive the following compensation for his service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments, that Mr. Schor will not receive annual director awards under the Amended Director Compensation Plan, but in the event that Mr. Schor serves as a member of any committee of the Board he will be entitled to committee compensation under the Director Compensation Plan; and that the restricted stock grant (the “Schor Grant”) of 60,000 shares of restricted Common Stock previously granted to Mr. Schor under the Company’s 2014 Stock Incentive Plan will continue to vest as previously agreed: 20,000 on: (a) August 22, 2015 (b) 20,000 on August 22, 2016 and (c) 20,000 on August 22, 2017 (at which time the Grant will be fully vested), provided that Mr. Schor remains a director of the Company on each such vesting date.

Uri Yablonka serves as the Company’s EVP & Chief Business Officer and is compensated for all services as an officer and director of the Company pursuant to an employment agreement with the Company and related compensation described under “Executive Employment Agreements” in the Executive Compensation section above.

Certain Relationships and Related Transactions

The Audit Committee of our Board reviews and approves all related-party transactions. A “related-party transaction” is a transaction that meets the minimum threshold for disclosure under the relevant SEC rules (transactions involving amounts exceeding the lesser of $120,000 or one (1) percent of the average of the smaller reporting company's total assets at year end for the last two fiscal years in which a “related person” or entity has a direct or indirect material interest). “Related persons” include our executive officers, directors, 5% or more beneficial owners of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. When a potential related-party transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify it.

The Audit Committee reviews the material facts of any related-party transaction and either approves or disapproves of the entry into the transaction. If advance approval of a related-party transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified by the Audit Committee. No director may participate in the approval of a transaction for which he or she is a related party.

Research and License Agreement with Ramot

On July 12, 2004, we entered into the Original License Agreement with Ramot, a former 5% stockholder of the Company, which agreement was amended on March 30, 2006 by the Amended Research and License Agreement (described below). Under the terms of the Original Ramot Agreement, Ramot granted to us an exclusive license to (i) the inventions, know-how and results made with respect to the stem cell technology developed by the team led by Prof. Melamed and Prof. Offen in the course of the performance of the research, and the patents and pending patent applications owned by Ramot, and (ii) the results of further research to be performed by the same team on the development of the stem cell technology. Simultaneously with the execution of the Original Ramot Agreement, we entered into individual consulting agreements with Prof. Melamed and Prof. Offen pursuant to which all intellectual property developed by Prof. Melamed or Prof. Offen in the performance of services thereunder will be owned by Ramot and licensed to us under the Original Ramot Agreement.

Under the Original Ramot Agreement, we agreed to fund further research relating to the licensed technology in an amount of $570,000 per year for an initial period of two years, and for an additional two-year period if certain research milestones were met.

In consideration for the license, we originally agreed to pay Ramot:

•	An up-front license fee payment of $100,000;
•	An amount equal to 5% of all net sales of products; and
•	An amount equal to 30% of all sublicense receipts.

On March 30, 2006 and on May 23, 2006, we entered into an Amended Research and License Agreement and an Amendment Agreement to the Amended Research and License Agreement, respectively (collectively, the “Amended Research and License Agreement”) with Ramot. Under the Amended Research and License Agreement, the funding of further research relating to the licensed technology in an amount of $570,000 per year was reduced to $380,000 per year. Moreover, under the Amended Research and License Agreement, the initial period of time that we agreed to fund the research was extended from an initial period of two (2) years to an initial period of three (3) years. The Amended Research and License Agreement also extended the additional two-year period in the Original Ramot Agreement to an additional three-year period, if certain research milestones were met.

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We entered into a Second Amended and Restated Research and License Agreement with Ramot on July 26, 2007, effective July 12, 2004 (the “Second Ramot Agreement”), which amended and replaced the Amended Research and License Agreement. The Second Ramot Agreement imposed on us development and commercialization obligations, milestone and other obligations. The license was granted in consideration for (i) royalty payments ranging from three percent (3%) to five percent (5%) of all net sales and (ii) potential payments concerning sublicenses ranging from twenty percent (20%) to twenty-five percent (25%) of sublicense receipts. In addition, in the event that the research period was extended for an additional three year period in accordance with the terms of the Second Ramot Agreement, then we had to make payments to Ramot for each year of the extended research period in the amount of $380,000. As of June 30, 2007, we owed Ramot an aggregate amount of $513,249 in overdue payments and patent fees under the Amended Research and License Agreement.

On August 1, 2007, we obtained a waiver and release from Ramot pursuant to which Ramot agreed to an amended payment schedule regarding our payment obligations under the Second Ramot Agreement and waived all claims against us resulting from our previous breaches, defaults and non-payment under the Amended Research and License Agreement.

After our failure to meet the amended payment schedule and subsequent negotiations, on December 24, 2009, we entered into a Letter Agreement and an amended agreement to the Second Ramot Agreement (collectively, the “Letter Agreement”) with Ramot, pursuant to which, among other things, Ramot agreed to: (i) release us from our obligation to fund three years of additional research (which would have totaled $1,140,000) and (ii) accept conversion of certain research payments due in the amount of $272,000 into 74,666 shares of our Common Stock. Pursuant to the Letter Agreement, we agreed, among other things, to: (i) reimburse Ramot for outstanding patent-related expenses; and (ii) abandon our rights in certain joint patent rights and patents of Ramot in certain countries.

As of February 2011, Ramot had sold the 74,666 shares of Common Stock of the Company for $235,000 and the Company paid the remaining approximately $5,000 due to Ramot. There is no additional debt to Ramot.

On December 20, 2011, we entered into an Assignment Agreement with our Israeli Subsidiary (the “Assignment Agreement”), with the consent of Ramot. Under the Assignment Agreement, we assigned and transferred all of our rights, interests, titles, liabilities and obligations (the “Rights”) under the Second Ramot Agreement to our Israeli Subsidiary, effective as of January 1, 2007 and our Israeli Subsidiary agreed to assume all such Rights. We agreed to be a guarantor of all obligations of our Israeli Subsidiary under the Second Ramot Agreement and Ramot can look to us to demand compliance with the Second Ramot Agreement.

In May 2012, we, the Israeli Subsidiary and Prof. Offen entered into a Consulting Agreement, effective as of January 1, 2012, which replaced the previous consulting agreement, dated July 31, 2004, pursuant to which all work product resulting from the provision of services will vest solely with the Israeli Subsidiary and if any work product resulting from the provision of services results in the creation or development of intellectual property it will be deemed a joint invention, and will be jointly owned by Ramot and the Israeli Subsidiary.

On April 30, 2014 our Israeli Subsidiary and Ramot entered into Amendment No. 2 to the Second Ramot Agreement, pursuant to which a new research period from April 30, 2014 to October 30, 2014 was created.

On March 1, 2016, our Israeli Subsidiary and Ramot entered into Amendment No. 3 to the Second Ramot Agreement, pursuant to which Ramot agreed to assign to the Israeli Subsidiary, effective February 18, 2016, all of its worldwide right, title and interest in and to the results of the research conducted under the Agreement and performed during the research period from April 30, 2014 to October 30, 2014. This change of status from exclusive licensee of these patents, to owner these patents, did not materially change the ability of the Company to exclude others from practicing the invention claimed therein.

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Investment Agreement with ACCBT Corp.

On July 2, 2007, we entered into a Subscription Agreement (the “Subscription Agreement”) with ACCBT, a company under the control of Mr. Chaim Lebovits, our President and Chief Executive Officer, pursuant to which we agreed to sell (i) up to 1,833,333 shares of our Common Stock for an aggregate subscription price of up to $5.0 million (the “Subscription Shares”), and (ii) for no additional consideration, warrants to purchase up to 2,016,666 shares of our Common Stock (the “ACCBT Warrants”). Subject to certain closing conditions, separate closings of the purchase and sale of the shares and the warrants were scheduled to take place from August 30, 2007 through November 15, 2008. The warrants originally had the following exercise prices: (i) warrants for the first 672,222 shares of our Common Stock had an exercise price of $3.00; (ii) warrants for the next 672,222 shares of our Common Stock had an exercise price of $4.35; and (iii) warrants for the final 672,223 shares of our Common Stock had an exercise price of $5.40. Each warrant issued pursuant to the Subscription Agreement was to expire on November 5, 2011.

Pursuant to the terms of the Subscription Agreement, as amended, and a related registration rights agreement, ACCBT has the following rights for so long as ACCBT or its affiliates hold at least 5% of our issued and outstanding share capital:

•	Board Appointment Right: ACCBT has the right to appoint 50.1% (any fractions to be rounded up to the nearest whole number) of the members of our Board of Directors and any of our committees and the Board of Directors of our subsidiary.

•	Preemptive Right: ACCBT has the right to receive thirty days’ notice of, and to purchase a pro rata portion (or greater under certain circumstances where offered shares are not purchased by other subscribers) of, securities issued by us, including options and rights to purchase shares. This preemptive right does not include issuances under our equity incentive plans.

•	Consent Right : ACCBT’s written consent is required for certain corporate actions, including issuance of shares (other than existing warrants and issuances under our incentive plans), amendment of our charter or bylaws, repurchase of shares, declaration or payment of dividends or distributions, related party transactions, non-ordinary course transactions involving $25,000 or more, liquidation or dissolution, the creation, acquisition or disposition of a subsidiary or entry into a joint venture or strategic alliance, a material change to our business, merger, change of control, sale of the Company, any acquisition, and any payment of cash compensation over $60,000 per year.

In addition, ACCBT is entitled to demand and piggyback registration rights, whereby ACCBT may request, upon 15 days’ written notice, that we file, or include within a registration statement to be filed, with the Securities and Exchange Commission for ACCBT’s resale of the Subscription Shares, as adjusted, and the shares of our Common Stock issuable upon exercise of the ACCBT Warrants.

On August 18, 2009, we entered into an amendment to the Subscription Agreement (the “Amendment”), dated as of July 31, 2009, with ACCBT. Under the terms of the Subscription Agreement, ACCBT was no longer obligated to invest any further amounts in the Company. Pursuant to the Amendment, ACCBT agreed to invest the remaining amount outstanding under the Subscription Agreement up to $5.0 million in the Company, and, in return, we agreed to amend the Subscription Agreement to, among other things: (i) decrease the purchase price per share of the Subscription Shares that ACCBT previously purchased or will purchase pursuant to the terms of the Subscription Agreement, as amended, from $2.73 to $1.80 (the “Repricing”); (ii) adjust the number of shares of Common Stock issuable under the Subscription Agreement in accordance with the Repricing; (iii) extend the expiration date of all warrants; (iv) amend the exercise price of certain of the warrants from $5.40 to $4.35; and (v) revise the investment schedule of the purchase and sale of the Subscription Shares. Pursuant to the Amendment, the Repricing retroactively applied to all Subscription Shares purchased by ACCBT prior to the Amendment. ACCBT has purchased all of the Subscription Shares.

Warrants to purchase up to 2,016,666 shares of Common Stock were issued to ACCBT, all of which are presently outstanding. The outstanding ACCBT Warrants contain cashless exercise provisions, which permit the cashless exercise of up to 50% of the underlying shares of Common Stock, and 672,222 of such ACCBT Warrants have an exercise price of $3.00 and the remainder have an exercise price of $4.35.

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On May 25, 2014, the Company entered into a Warrant Amendment Agreement with ACCBT, pursuant to which the expiration date of each ACCBT Warrant was extended until November 5, 2017, in consideration of ACCBT having provided a series of waivers of their rights, including anti-dilution rights. Pursuant to the amendment, the ACCBT documents were amended to reflect the extension of the warrants’ expiration date.

We registered 1,920,461 shares of Common Stock and 2,016,666 shares of Common Stock underlying the ACCBT Warrants on registration statement No. 333-201705 dated January 26, 2015 pursuant to ACCBT’s registration rights.

Mr. Lebovits, the Company’s President and Chief Executive Officer, is deemed to control ACCBT. Mr. Lebovits employment agreement with the Company and related employee compensation are described under “Executive Employment Agreements” in the Executive Compensation section above.

Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited (“Deloitte”) for the audit of our financial statements for the fiscal years ended December 31, 2015 and 2016 and fees billed for other services rendered by Deloitte during those periods.

	December 31, 2015	December 31, 2016
Audit Fees(1)	$51,000	$51,000
Audit-Related Fees (XBRL)	$6,000	$6,000
Tax Fees	$4,000	$4,000
Public Offering Fees	$0	$0
All Other Fees(2)	$29,000	$26,000
Total Fees	$90,000	$87,000

(1)	Audit fees are comprised of fees for professional services performed by Deloitte for the audit of our annual financial statements and the review of our quarterly financial statements, as well as other services provided by Deloitte in connection with statutory and regulatory filings or engagements.

(2)	In the year ended December 31, 2016, the services performed were for Sarbanes-Oxley Act and Cyber Security Report. The services performed in the year ended December 31, 2015 were for Sarbanes-Oxley Act and Risk Assessment Survey.

We did not use Deloitte for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements and generates information that is significant to our financial statements, are provided internally or by other service providers. We did not engage Deloitte to provide compliance outsourcing services.

Pre-approval Policies

Our Audit Committee is responsible for pre-approving all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

The Board has considered the nature and amount of fees billed by Deloitte and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Deloitte’s independence.

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Audit Committee Financial Expert

The Board has determined that Mordechai Friedman is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Friedman is independent as defined under applicable Nasdaq listing standards. Mr. Friedman is not seeking re-election to the Board. Effective as of the 2017 Annual Meeting, Chen Schor is expected to serve as the “audit committee financial expert” in accordance with Nasdaq Rule 5605(c)(2)(B). Mr. Schor is not currently independent under Nasdaq Rule 5605(a)(2) due to his previous executive director service to the Company provided pursuant to the Executive Director Agreement (described in “Certain Arrangements” above) which terminated February 26, 2017. However, the Board has determined that due to his financial expertise, Mr. Schor’s membership on the Audit Committee is in the best interests of the Company and its stockholders.

Audit Committee Report

The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2016 with the Company’s management. The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has discussed with Deloitte its independence and has received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining Deloitte’s independence. Based on such reviews and discussions, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

AUDIT COMMITTEE
Mordechai Friedman (Chair)
Dr. Irit Arbel
Alon Pinkas

The information contained in the foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Common Stock (collectively, the “Reporting Persons”), to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from the Reporting Persons, we believe that during the fiscal year ended December 31, 2016 all Reporting Persons complied with the applicable requirements of Section 16(a) of the Exchange Act and that there were no known failures to file a required Form 3, Form 4 or Form 5. Arturo Araya’s Form 4 filed March 3, 2017 was late due to a delay in issuance of Edgar Codes.

Other Matters

The Board does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Discretionary authority for them to do so is contained in the enclosed proxy card.

An adjournment of the Meeting may be made from time to time by the chairman of the Meeting or by approval of the holders of shares representing a majority of the votes present in person or by proxy at the Meeting, whether or not a quorum exists. In their discretion, the proxies named in the proxy card are authorized to vote upon any adjournment of the Meeting.

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Stockholder Proposals

Proposals of stockholders intended for inclusion in the Company’s proxy statement for the annual meeting of stockholders to be held in 2018 or special meeting of stockholders held in lieu thereof in accordance with Rule 14a-8 promulgated under the Exchange Act, must be received by the Company at its principal executive offices at the following address: Brainstorm Cell Therapeutics Inc., 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601 not later than May 17, 2018 in order to be included in the Company’s proxy statement relating to the 2018 meeting of stockholders. Any such proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement relating to the 2018 meeting of stockholders.

Pursuant to Rule 14a-4 promulgated under the Exchange Act (“Rule 14a-4”), stockholders who wish to make a proposal or nominate a director at the 2018 meeting of stockholders, other than a proposal intended for inclusion in the Company’s proxy statement for the 2018 meeting of stockholders, must notify the Company not later than July 31, 2018. If a stockholder who wishes to present such a proposal fails to notify the Company by July 31, 2018, and such proposal is brought before the 2018 meeting of stockholders, then under the SEC’s proxy rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to such stockholder proposal on those persons selected by management to vote the proxies. Even if a stockholder makes a timely notification, those persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with Rule 14a-4.

In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that stockholders submit any proposals they might have by certified mail, return receipt requested to the Company.

Incorporation by Reference

The SEC allows the Company to incorporate information “by reference” into this Proxy Statement, which means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be a part of this Proxy Statement and is being delivered to you with this Proxy Statement.

This Proxy Statement incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, a copy of which (without exhibits) is being delivered to you with this Proxy Statement and which contains important information about the Company that is not set forth in this Proxy Statement.

Annual Report on Form 10-K

Together with this Proxy Statement, the Company is sending a copy of its 2016 Annual Report on Form 10-K (without exhibits) to all of its stockholders of record as of September 11, 2017. The 2016 Annual Report contains the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2015 and 2016.

A copy of the Company’s Annual Report on Form 10-K (with all exhibits) for the fiscal year ended December 31, 2016 filed with the SEC may be accessed from the SEC’s website at www.sec.gov and from the Investors section of the Company’s website at www.brainstorm-cell.com and may be obtained without charge upon written request to Brainstorm Cell Therapeutics Inc., 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601, Attention: Chief Executive Officer.

By Order of the Board of Directors

/s/ Thomas B. Rosedale
Thomas B. Rosedale, Secretary
Boston, Massachusetts
September 14, 2017

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: ☐ ☐ ☐ To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01 Dr. Irit Arbel 02 Dr. June S. Almenoff 03 Arturo O. Araya 04 Chen Schor 05 Dr. Robert Shorr 06 Malcolm Taub 07 Uri Yablonka The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited, as ☐ ☐ ☐ the Company's independent registered public accounting firm for the current fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof. 0000000000 02 0000344441_1 R1.0.1.17 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. SHARES CUSIP # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com BRAINSTORM CELL THERAPEUTICS INC. Annual Meeting of Stockholders November 9, 2017 at 10:00 AM proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Chaim Lebovits, Dr. Ralph Kern, Alla Patlis, Uri Yablonka, and Thomas B. Rosedale, or any one of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRAINSTORM CELL THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM, Eastern Time on November 9, 2017, at the offices of the Company, 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000344441_2 R1.0.1.17